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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-32414) pertaining to the Long-Term Incentive Plan of Magna Entertainment Corp. of our report dated December 22, 2000, with respect to the financial statements of Bay Meadows Operating Company, LLC and Bay Meadows Catering incorporated by reference in the Current Report on Form 8-K/A filed on June 19, 2001 with the Securities and Exchange Commission.

San Francisco, California                          Ernst & Young LLP
June 19, 2001
                                                   /s/ Ernst & Young LLP